Exhibit 10.1

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of October 8, 2013 by and among EXCEL TRUST, L.P. (the “Borrower”), EXCEL TRUST, INC. (the “Parent”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of July 20, 2012 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement, including increasing the aggregate amount of the Revolving Commitments from $250,000,000 to $300,000,000, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a) The Credit Agreement is amended by replacing the second recital to the Credit Agreement in its entirety with the following:

WHEREAS, the Administrative Agent, the Issuing Bank and the Lenders desire to amend and restate the Existing Credit Agreement to make available to the Borrower a revolving credit facility in the initial amount of $300,000,000 which will include a $30,000,000 swingline subfacility and a $30,000,000 letter of credit subfacility, on the terms and conditions contained herein.

(b) The Credit Agreement is further amended by replacing the table in the definition of “Applicable Facility Fee” contained in Section 1.1. thereof in its entirety with the following:

Level	Facility Fee
1	0.15%
2	0.15%
3	0.20%
4	0.25%
5	0.30%

(c) The Credit Agreement is further amended by restating the following definitions contained in Section 1.1. thereof in their entirety as follows:

“Applicable Margin” means:

(a) Prior to the Investment Grade Rating Date, the percentage rate set forth below corresponding to the ratio of Total Liabilities to Total Asset Value as determined in accordance with Section 10.1.(b):

Level	Ratio of Total Liabilities to Total Asset Value	Applicable Margin
1	Less than or equal to 0.40 to 1.00	1.45%
2	Greater than 0.40 to 1.00 but less than or equal to 0.45 to 1.00	1.50%
3	Greater than 0.45 to 1.00 but less than or equal to 0.50 to 1.00	1.70%
4	Greater than 0.50 to 1.00 but less than or equal to 0.55 to 1.00	1.85%
5	Greater than 0.55 to 1.00	2.05%

The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the ratio of Total Liabilities to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margin shall equal the percentage corresponding to Level 5 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from October 8, 2013 through but excluding the date on which the Administrative Agent next determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this clause shall be subject to Section 2.4.(c).

(b) On, and at all times after, the Investment Grade Rating Date, the percentage rate set forth in the table below corresponding to the level (each a “Level”) into which the Parent’s Credit Rating then falls. Any change in the Parent’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 9.4.(v) that the Parent’s Credit Rating has changed; provided, however, if the

Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Parent’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Parent’s Credit Rating has changed. During any period that the Parent has received three Credit Ratings that are not equivalent and the difference between the highest and lowest of such Credit Ratings is (i) one Level, then the Applicable Margin shall be determined based on the highest of such Credit Ratings or (ii) two or more Levels, then the Applicable Margin shall be determined based on the average of the two highest Credit Ratings (unless the average is not a recognized Level, in which case the Applicable Margin shall be determined based on the second highest Credit Rating). During any period that the Parent has received only two Credit Ratings that are not equivalent and the difference between such Credit Ratings is (x) one Level, then the Applicable Margin shall be determined based on the higher of such Credit Ratings or (y) two or more Levels, then the Applicable Margin shall be determined based on the average of both such Credit Ratings (unless the average is not a recognized Level, in which case the Applicable Margin shall be determined based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating). During any period that the Parent has only received a Credit Rating from Moody’s or S&P, then the Applicable Margin shall be based upon such Credit Rating. During any period after the Investment Grade Rating Date that the Parent has (A) not received a Credit Rating from any Rating Agency or (B) only received a Credit Rating from one Rating Agency that is neither S&P or Moody’s, then the Applicable Margin shall be determined based on Level 5. The provisions of this clause shall be subject to Section 2.4.(c).

Level	Borrower’s Credit Rating (S&P/Fitch/Moody’s)	Applicable Margin
1	A-/A-/A3 or better	0.90%
2	BBB+/BBB+/Baa1	1.00%
3	BBB/BBB/Baa2	1.10%
4	BBB-/BBB-/Baa3	1.30%
5	Lower than BBB-/BBB-/Baa3	1.70%

“Capitalization Rate” means 7.25%.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as a retail, office, or multifamily property or mixed-use property (which any mix-use property being limited to retail, office or multifamily properties); (b) such Property is wholly owned in fee simple, or leased under a Ground Lease, by the Borrower or (i) prior to the Investment Grade Rating Date, a Guarantor or (ii) on or after the Investment Grade Rating Date, a Wholly Owned Subsidiary; (c) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge; (d) regardless of whether such Property is owned by the Borrower or a

Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Parent, the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; and (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which are not individually or collectively material to the profitable operation of such Property.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and in any event shall include the Parent.

“Investment Grade Rating” means a Credit Rating of BBB-/BBB-/Baa3 or higher from S&P, Fitch or Moody’s respectively.

“Investment Grade Rating Date” means, at any time after the Parent has received an Investment Grade Rating from any Rating Agency, the date specified by the Parent in a written notice to the Administrative Agent as the date on which it irrevocably elects to have the Applicable Margin based on the Parent’s Credit Rating.

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest obtained by dividing (i) the rate appearing on the Reuters Screen LIBOR01 page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the date of commencement of such Interest Period and having a maturity equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“Rating Agency” means S&P, Moody’s or Fitch.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Termination Date” means April 6, 2018, as such date may be extended pursuant to Section 2.12.

(d) The Credit Agreement is further amended by adding the following definitions to Section 1.1. thereof in the appropriate alphabetical location:

“Fitch” means Fitch Ratings and any successor thereto.

“Secured Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money that is secured by a Lien and that is not Nonrecourse Indebtedness.

(e) The Credit Agreement is further amended by deleting the definition of “Recourse Indebtedness” from Section 1.1. thereof in its entirety.

(f) The Credit Agreement is further amended by restating the first sentence of Section 2.12. thereof in its entirety as follows:

The Borrower shall have the right, exercisable one time, to request that the Administrative Agent and the Lenders agree to extend the Termination Date by six months.

(g) The Credit Agreement is further amended by restating Section 2.15. thereof in its entirety as follows:

Section 2.15. Increase in Revolving Commitments.

The Borrower shall have the right to request (i) increases in the aggregate amount of the Revolving Commitments or (ii) commitments (the “Term Loan Commitments”) in connection with a term loan facility provided under this Agreement (the “Term Loan Facility”), in each case, by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases of the Revolving Commitments and/or such new Term Loan Facilities, the aggregate amount of the Revolving Commitments and the Term Loan Commitments shall not exceed $500,000,000. Each such increase in the Revolving Commitments and/or any new Term Loan Commitments must be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof. The Joint Lead Arrangers, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments or the new Term Loan Facility, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase or new Term Loan Facility and the allocations of the increase in the Revolving Commitments and/or new Term Loan Facility among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or provide a Term Loan Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase and/or new Term Loan Facility must be an Eligible Assignee. If a new Lender becomes a party to this Agreement and has a Revolving Commitment, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment), and as a condition thereto, purchase from the other Lenders having Revolving Commitments its Commitment Percentage (determined with respect to the

Lenders’ relative Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.2.(j) that have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 5.4. as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Revolving Commitments and/or establishing a new Term Loan Facility under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase and/or new Term Loan Facility, (y) the representations and warranties made or deemed made by the Parent, the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase and/or new Term Loan Facility except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all partnership or other necessary action taken by the Borrower to authorize such increase and/or new Term Loan Facility and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase and/or new Term Loan Facility; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, (iii) with respect to an increase in the Revolving Commitments, except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Revolving Note, a Revolving Note executed by the Borrower, payable to such new Lender, and replacement Revolving Notes executed by the Borrower, payable to any existing Lenders increasing their Revolving Commitments, in the amount of such Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments, (iv) with respect to a new Term Loan Facility, except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a promissory note, promissory notes in form reasonably satisfactory to the Lenders, executed by the Borrower, payable to each Lender providing a Term Loan Commitment in the amount of such Lender’s Term Loan Commitment at the time of the effectiveness of the new Term Loan Facility and (v) in the case of the providing of a new Term Loan Facility, an amendment to this Agreement establishing the terms of the new Term Loan Facility; provided, that the maturity date with respect to the new Term Loan

Facility shall be no earlier than Termination Date; and, provided, further, that, notwithstanding Section 13.7., any such amendment shall be effective upon the approval of only the Borrower, the Administrative Agent and the Lenders providing Term Loan Commitments so long as such amendment only (x) establishes the terms of the new Term Loan Facility, (y) permits the Lenders under the new Term Loan Facility to share ratably in the benefits of this Agreement and the other Loan Documents with the Lenders holding Revolving Commitments and (z) modifies the definition of “Requisite Lenders” to include the Lenders providing new Term Loan Commitments in any determination of the Requisite Lenders. In connection with any increase in the aggregate amount of the Revolving Commitments and/or any new Term Loan Facility pursuant to this Section 2.15. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

(h) The Credit Agreement is further amended by replacing the table in Section 3.5.(b) thereof in its entirety with the following:

Unused Amount	Unused Fee (percent per annum)
Greater than or equal to 50% of the aggregate amount of Revolving Commitments	0.30%
Less than 50% of the aggregate amount of Revolving Commitments	0.25%

(i) The Credit Agreement is further amended by restating Section 3.5.(d) thereof in its entirety as follows:

(d) Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.12., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 0.075% of the amount of such Lender’s Revolving Commitment (whether or not utilized).

(j) The Credit Agreement is further amended by restating Section 7.1.(cc) thereof in its entirety as follows:

(cc) Unencumbered Pool Properties. Each of the Properties included in calculations of Unencumbered Asset Value satisfies the requirements of the definition of the term “Eligible Property” (except as any such requirements have been waived in writing by the Requisite Lenders pursuant to Section 4.1.) and until the Investment Grade Rating Date, each Subsidiary that owns or leases an Unencumbered Pool Property is a Guarantor.

(k) The Credit Agreement is further amended by restating Section 8.14. thereof in its entirety as follows:

Section 8.14. Guarantors; Release of Guarantors.

(a) (i) During the period from the Agreement Date until the Investment Grade Rating Date, within 10 Business Days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (a) an Accession Agreement executed by such Material Subsidiary and (b) the items that would have been delivered under subsections (iv) through (viii) and (xiii) of Section 6.1.(a) if such Subsidiary had been a Guarantor on the Agreement Date; provided, however, promptly (and in any event within 5 Business Days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.

(ii) On and after the Investment Grade Rating Date, within 10 Business Days of any Subsidiary (other than an Excluded Subsidiary) (i) incurring, acquiring or suffering to exist Guarantee Obligations, or otherwise becoming obligated, with respect to any Indebtedness of another Person or (ii) that (x) owns or leases an Unencumbered Pool Property or other asset the value of which is included in calculations of Unencumbered Asset Value (or owns any Equity Interests in any Subsidiary that owns or leases an Unencumbered Pool Property or other asset that is included in calculations of Unencumbered Asset Value) and (y) has incurred, acquired or suffered to exist Recourse Indebtedness, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (1) an Accession Agreement executed by such Subsidiary and (2) the items that would have been delivered under subsections (iv) through (viii) and (xiii) of Section 6.1.(a) if such Subsidiary had been a Guarantor on the Agreement Date; provided, however, promptly (and in any event within 5 Business Days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.

(b) The Borrower may, at its option, in order to maintain compliance with Section 10.1.(k) or otherwise, cause any Subsidiary that is not already a Guarantor to become a Guarantor by executing and delivering to the Administrative Agent the items required to be delivered under the immediately preceding subsection (a)(i).

(c) The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as: (i) such Guarantor (x) qualifies, or will qualify simultaneously with its release from the Guaranty, as an Excluded Subsidiary, or (y) prior to the Investment Grade Rating Date, in the case of a Material Subsidiary, has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Material Subsidiary or a Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the applicable clause set forth in the immediately preceding subsection (a); (iii) prior to the Investment Grade Rating Date, such Guarantor is not a Property Owner, other than a Property Owner whose Unencumbered Pool Properties are being terminated as Unencumbered Pool Properties under Section 4.2. (in which case the release under this Section shall be effected simultaneously with the applicable termination under Section 4.2.); (iv) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; (v) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent (A) that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (B) of changes in factual circumstances expressly permitted under the Loan Documents; and (vi) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(l) The Credit Agreement is further amended by restating Section 10.1.(k) thereof in its entirety as follows:

(k) Assets Owned by Borrower and Guarantors. Until the Investment Grade Rating Date, the Parent shall not permit the amount of Adjusted Total Asset Value attributable to assets directly owned by the Borrower and the Guarantors to be less than 90.0% of Adjusted Total Asset Value at any time.

(m) The Credit Agreement is further amended by restating Section 10.1.(m) thereof in its entirety as follows:

(m) Secured Recourse Indebtedness. The Parent and the Borrower shall not permit the ratio (expressed as a percentage) of (i) Secured Recourse Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Total Asset Value, to exceed 10.0% at any time.

(n) The Credit Agreement is further amended by deleting Schedule I attached thereto in its entirety and substituting in lieu thereof Schedule I attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment, including without limitation, the reallocation of the Revolving Commitments under Section 3 below, is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) a counterpart of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and each of the Lenders;

(b) a Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c) except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a replacement Revolving Note, replacement Revolving Notes duly executed by the Borrower payable to the order of each Assignor Lender and Assignee Lender in a principal amount equal to the amount of its Revolving Commitment as set forth on Schedule I attached hereto;

(d) an opinion of Latham & Watkins LLP, counsel to the Borrower, the Parent and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering the Loan Parties, this Amendment, the Credit Agreement as amended by this Amendment, any other Loan Documents executed in connection with this Amendment to which such Loan Party is a party and such other matters as reasonably requested by the Administrative Agent;

(e) the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party, or in the case of any Loan Party that has not altered its organizational instrument since the date such Loan Party became a party to the Credit Agreement, a certificate from the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party certifying that there have been no changes to the organizational instrument delivered by such Loan Party in connection with the Credit Agreement;

(f) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(g) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver this Amendment and any other agreements or documents executed in connection with this Amendment to which such Loan Party is a party (collectively, the “Amendment Documents”);

(h) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity, or in the case of any Loan Party that has not altered its by-laws, operating agreement, partnership agreement or other comparable document since the date such Loan Party became a party to the Credit Agreement, a certificate from the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party certifying that there have been no changes to the by-laws, operating agreement, partnership agreement or other comparable document delivered by such Loan Party in connection with the Credit Agreement, and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution and delivery of the

Amendment Documents and performance of the Amendment Documents and the Credit Agreement as amended by this Amendment;

(i) a Compliance Certificate calculated on a pro forma basis for the Parent’s fiscal quarter ending June 30, 2013;

(j) a replacement Transfer Authorizer Designation Form effective as of the date of this Amendment;

(k) a certificate of the Parent, signed on behalf of the Parent by a Responsible Officer of the Parent, certifying that (i) since December 31, 2012, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment and (iii) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents (including this Amendment) to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty are true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder;

(l) evidence that (i) all fees due and payable to the Administrative Agent, the Lenders and the Arrangers pursuant to that certain Fee Letter dated as of September 9, 2013 by and among the Borrower, the Arrangers and the Administrative Agent have been paid and (ii) all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and the Arrangers, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, have been paid; and

(m) such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Reallocations. The Administrative Agent, the Borrower and each Lender agree that upon the effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”), the amount of such Lender’s Revolving Commitment is as set forth on Schedule I attached hereto. Simultaneously with the effectiveness of this Amendment, the Revolving Commitment of each of the Lenders, the amount of all outstanding Revolving Loans and the participation interests of the Lenders in any outstanding Letters of Credit and Swingline Loans shall be reallocated among the Lenders in accordance with their respective Commitment Percentages, and to effect such reallocations, each Lender whose Revolving Commitment upon the effectiveness of this Amendment exceeds its Revolving Commitment immediately prior to the effectiveness of this Amendment (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Revolving Commitments of the Lenders whose Revolving Commitments are less than their respective Revolving Commitment immediately prior to the effectiveness of this Amendment (each an “Assignor Lender”), so that the Revolving Commitments of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Revolving Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Revolving Commitments (after giving effect to this Amendment), no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). On the Amendment Effective Date, the Revolving Commitments of each of UBS Loan Finance LLC and City National Bank (each, an “Exiting Lender”) shall be terminated, all outstanding amounts due under the Credit Agreement and the other Loan Documents to the Exiting Lenders on the Amendment Effective Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under the Credit Agreement. The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments. Further, the Administrative Agent shall make a portion of such cash settlements available to the Exiting Lenders as is necessary to pay in full all outstanding amounts due under the Credit Agreement and the other Loan Documents owing to such Exiting Lenders.

Section 4. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization. Each of the Parent and the Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent, as applicable, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent, as applicable, enforceable against such Person in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower and the Parent of this Amendment and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof, nor will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations by Borrower and Parent. Each of the Parent and the Borrower hereby repeats and reaffirms all representations and warranties made by the Parent and the Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and reasonable expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained in Section 1 hereof shall be deemed to have prospective application only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Loan Documents. This Amendment and the executed Guarantor Acknowledgement substantially in the form attached hereto as Exhibit A shall be deemed to be “Loan Documents” for all purposes under the Credit Agreement and the other Loan Documents.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be executed as of the date first above written.

THE BORROWER:

EXCEL TRUST, L.P.

By: Excel Trust, Inc., its sole general partner

By:	/s/ James Y. Nakagawa
Name: James Y. Nakagawa
Title: Chief Financial Officer

THE PARENT:

EXCEL TRUST, INC.

By:	/s/ S. Eric Ottesen
Name: S. Eric Ottesen
Title: Senior Vice President and General Counsel

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

THE ADMINISTRATIVE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ J. Derek Evans
Name: J. Derek Evans
Title: Senior Vice President

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nathan Weyer
Name: Nathan Weyer
Title: Vice President

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Paris
Name: Michael Paris
Title: Senior Vice President

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darin Mortimer
Name: Darin Mortimer
Title: Vice President

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

UNION BANK, N.A., as a Lender

By:	/s/ Richard Miles
Name: Richard Miles
Title: Vice President

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Vice President

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

MORGAN STANLEY BANK, NA, as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

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[Signature Page to First Amendment to

Amended and Restated Credit Agreement for Excel Trust, L.P.]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ James M. Armstrong
Name: James M. Armstrong
Title: Senior Vice President

SCHEDULE I

Commitments

Lenders	Revolving Commitment Amount
Wells Fargo Bank, National Association	$55,000,000.00
KeyBank National Association	$55,000,000.00
PNC Bank, National Association	$45,000,000.00
U.S. Bank National Association	$45,000,000.00
Union Bank, N.A.	$45,000,000.00
Raymond James Bank, N.A.	$20,000,000.00
Barclays Bank PLC	$17,500,000.00
Morgan Stanley Bank, NA	$17,500,000.00
Total:	$300,000,000.00

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of October 8, 2013 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Excel Trust, L.P. (the “Borrower”), Excel Trust, Inc. (the “Parent”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of July 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Amended and Restated Guaranty dated as of July 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Parent, the Administrative Agent and the Lenders are to enter into a First Amendment to Amended and Restated Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

EXCEL TRUST, INC.
EXCEL ANTHEM LLC
EXCEL BRANDYWINE LLC
EXCEL FITNESS LLC
EXCEL FOXWOOD LLC
EXCEL LEAGUE CITY LLC
EXCEL MANTECA LLC
EXCEL NEWPORT LLC
EXCEL PROMENADE OFFICE LLC
EXCEL ROCKWALL LLC
EXCEL ROSEWICK LLC
EXCEL SPRING HILL LLC
EXCEL ST. MARYS, LLC
EXCEL TRACY PAVILION LLC
EXCEL VESTAVIA, LLC
FIVE FORKS GS, LLC

By:	/s/ S. Eric Ottesen
Name:	S. Eric Ottesen
Title:	Senior Vice President, General Counsel and Secretary